UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

DTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50335	77-0467655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5220 Las Virgenes Road Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

(818) 436-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 26, 2015, the Audit Committee of the Board of Directors (the “Audit Committee”) of DTS, Inc. (the “Company”) concluded, in consultation with management, that the unaudited interim condensed consolidated financial statements as of and for the three months ended March 31, 2014, six months ended June 30, 2014 and nine months ended September 30, 2014 as contained in the Company’s Quarterly Reports on Form 10-Q should no longer be relied upon due to an understatement of income tax benefits reported during the first quarter of 2014 arising from the Company’s special one-time transfer of certain Japan and Taiwan intellectual property (IP) licensing rights to the US on January 1, 2014. This transaction was initiated to improve US profitability and cash flow, and reduce the future consolidated effective tax rate, in part by optimizing the use of certain foreign withholding taxes as credits. Due to the complexity of this transaction, the Company engaged teams of accounting, tax and legal professionals with relevant expertise in global IP, legal and tax structures. In particular, a leading global accounting firm was selected for its expertise in specific areas of international taxation to assist in the planning and execution of the transaction, as well as the review of the quarterly and annual income tax provisions for 2014. During the audit of the Company’s income tax provision for the year ended December 31, 2014, it was discovered that certain foreign tax credits available to the Company as a result of the special one-time transfer had been inadvertently excluded from the first quarter income tax provision. The correction of this error will result in an $8.7 million net income tax benefit, in addition to a $3.5 million benefit originally recorded for this transaction in the first quarter of 2014.

The Company intends to file amended Quarterly Reports on Form 10-Q/A restating the previously filed unaudited interim condensed consolidated financial statements for the above described periods ended March 31, 2014, June 30, 2014 and September 30, 2014, in advance of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which the Company expects to file on a timely basis.

Management has considered the effect of the restatements on the Company’s prior conclusions as to the effectiveness of its disclosure controls and procedures and internal control over financial reporting. Management determined that a material weakness in internal control over financial reporting related to the accounting for income taxes existed during each of the affected periods, and that the Company’s disclosure controls and procedures and internal control over financial reporting for such periods were therefore not effective.

The following tables reflect the line items in the unaudited condensed consolidated statements of operations and balance sheets impacted by the misstatement, which will be included in the restated Quarterly Reports. For the avoidance of doubt, the following tables include income before income taxes and those line items impacted by the restatement. All amounts are in thousands, except per share data.

Condensed Consolidated Statements of Operations (unaudited)

	For the Three Months Ended March 31, 2014
	As Previously Reported	Restatement Adjustments	Restated
Income before income taxes	$2,862	$—	$2,862
Provision (benefit) for income taxes	(2,713)	(8,736)	(11,449)
Net income	$5,575	$8,736	$14,311
Net income per common share:
Basic	$0.32	$0.51	$0.83
Diluted	$0.32	$0.49	$0.81

	For the Six Months Ended June 30, 2014
	As Previously Reported	Restatement Adjustments	Restated
Income before income taxes	$8,843	$—	$8,843
Provision (benefit) for income taxes	(3,747)	(8,736)	(12,483)
Net income	$12,590	$8,736	$21,326
Net income per common share:
Basic	$0.73	$0.51	$1.24
Diluted	$0.72	$0.51	$1.23

	For the Nine Months Ended September 30, 2014
	As Previously Reported	Restatement Adjustments	Restated
Income before income taxes	$13,064	$—	$13,064
Provision (benefit) for income taxes	(3,395)	(8,736)	(12,131)
Net income	$16,459	$8,736	$25,195
Net income per common share:
Basic	$0.96	$0.51	$1.47
Diluted	$0.95	$0.50	$1.45

Condensed Consolidated Balance Sheets (unaudited)

	As of March 31, 2014
	As Previously Reported	Restatement Adjustments	Restated
Deferred income taxes	$5,727	$9,612	$15,339
Income taxes receivable	2,263	1,480	3,743
Total current assets	91,463	11,092	102,555
Deferred income taxes	19,163	(1,480)	17,683
Total assets	$240,913	$9,612	$250,525

Other long-term liabilities	$6,406	$876	$7,282
Retained earnings	47,655	8,736	56,391
Total stockholders’ equity	182,954	8,736	191,690
Total liabilities and stockholders’ equity	$240,913	$9,612	$250,525

	As of June 30, 2014
	As Previously Reported	Restatement Adjustments	Restated
Deferred income taxes	$9,051	$14,839	$23,890
Income taxes receivable	7,322	(3,747)	3,575
Total current assets	111,152	11,092	122,244
Deferred income taxes	13,432	(1,480)	11,952
Total assets	$251,640	$9,612	$261,252

Other long-term liabilities	$7,014	$876	$7,890
Retained earnings	54,670	8,736	63,406
Total stockholders’ equity	194,180	8,736	202,916
Total liabilities and stockholders’ equity	$251,640	$9,612	$261,252

	As of September 30, 2014
	As Previously Reported	Restatement Adjustments	Restated
Deferred income taxes	$9,097	$14,488	$23,585
Income taxes receivable	6,969	(3,396)	3,573
Total current assets	126,616	11,092	137,708
Deferred income taxes	13,806	(1,480)	12,326
Total assets	$269,254	$9,612	$278,866

Other long-term liabilities	$8,252	$876	$9,128
Retained earnings	58,539	8,736	67,275
Total stockholders’ equity	201,010	8,736	209,746
Total liabilities and stockholders’ equity	$269,254	$9,612	$278,866

Condensed Consolidated Statements of Cash Flows (unaudited)

The correction of the misstatement described above did not impact the Company’s total cash flows from operating activities, investing activities or financing activities in its unaudited condensed consolidated statements of cash flows. The correction of the misstatement resulted in changes within cash flows from operating activities for the three months ended March 31, 2014, six months ended June 30, 2014 and nine months ended September 30, 2014, due to the corresponding changes in net income and balance sheet amounts described above.

The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: March 2, 2015
	By:	/s/ Melvin Flanigan
Melvin Flanigan
Executive Vice President, Finance
and Chief Financial Officer
(principal financial and
accounting officer)